SCHEDULE 14A
             Information Required in Proxy Statement

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934


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          permitted by Rule 14a-6(e)(2))
/   /   Definitive Proxy Statement
/   /   Definitive Addition Materials
/   /   Soliciting Material Pursuant to Section 240.14a-11(c)
          or Section 240.14a-12

                           AAON, Inc.
 ---------------------------------------------------------------
        (Name of Registrant as specified in Its Charter)

 ---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

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
                           AAON, INC.


                            Notice of
                         Annual Meeting
                          May 29, 1997
                               and
                         Proxy Statement

                       "Preliminary Copy"


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON MAY 29, 1997


     Notice is hereby given that the Annual Meeting of Stockholders of AAON, Inc. (the "Company"), will be held at 2425
South Yukon, Tulsa, Oklahoma, on Thursday, May 29, 1997, at 10:00
A.M. (Local Time), for the following purposes:

     1. To elect seven directors, two for a term ending in 1998, two for a term ending in 1999 and three for a term ending in 2000;

     2. To act upon a proposal to amend the Company's Articles of Incorporation to add a new article that requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares to approve certain fundamental changes such as mergers, sales of substantially all of the assets and dissolution of the Company and amendments or repeal of the new article, if a majority of the Company's directors in office at the time the proposed change was first presented to the Board do not recommend that any such action be approved by the stockholders;

     3. To consider and act upon a proposal to amend the Company's Stock Option Plan to increase the number of shares covered by the Plan from 605,000 to 1,000,000; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     We hope that you will be able to attend this meeting, but if you do not plan to do so, please date, sign and return the enclosed Proxy as promptly as possible.

                               By Order of the Board of Directors

                               /s/ John B. Johnson, Jr.
                               -----------------------------
                               John B. Johnson, Jr.
                               Secretary

April 16, 1997

                       "Preliminary Copy"

                           AAON, INC.
                        2425 South Yukon
                      Tulsa, Oklahoma 74107


                         PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of AAON, Inc., for proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 29, 1997, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

     Pursuant to provisions of the Bylaws of the Company and action of its Board of Directors, the close of business on April 1, 1997, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting. The stock transfer books will not be closed.

     A plurality of votes cast at the Annual Meeting is required for the election of each director. The proposed amendment to the Company's Articles of Incorporation requires the affirmative vote of stockholders holding a majority of the shares of Common Stock entitled to vote at the meeting. Approval of the proposed amendments of the Company's Stock Option Plan requires the affirmative vote of stockholders holding a majority of the shares of Common Stock voted at the Annual Meeting.

     Stockholders of record on the record date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of thirty-three and one-third percent (33-1/3%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

     The enclosed Proxy may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of the Company or by personal attendance at the meeting. All Proxies received in advance of the meeting may be revoked prior to exercise.

     This Proxy Statement, Notice of Annual Meeting and accompanying Proxy, as well as the Company's 1996 Annual Report, will be first mailed to stockholders approximately April 16, 1997.


<PAGE 2>
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of April 1, 1997 (the record date), the Company had issued a total of 6,128,574 shares of $.004 par value Common Stock, its only class of stock outstanding. Each share is entitled to one vote on all matters submitted to a vote by stockholders.

     The following table sets forth, as of April 1, 1997, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by the only person who owned of record, or is known by the Company to own beneficially, more than 5% of the Company's Common Stock [who is also a director and Executive Officer (as next defined)], each officer whose 1996 salary and bonus exceeded $100,000 ("Executive Officers"), and the name and shareholdings of each other director and such officers and all directors as a group:

       Name and address of the 5%                                      Percent
 shareholder and each Executive Officer      Number of shares             of
      and names of other directors              owned (1)                class
----------------------------------------   ---------------------     ------------
Norman H. Asbjornson (2)                    1,082,087  (4)(5)           17.6
2425 South Yukon
Tulsa, Oklahoma 74107

Robert G. Fergus (3)                          109,257  (6)               1.8
2425 South Yukon
Tulsa, Oklahoma  74107

William A. Bowen                              163,206  (4)(7)            2.7
John B. Johnson, Jr.                           67,200  (4)(8)            1.1
Joseph M. Klein                                 5,500  (9)               (14)
Richard E. Minshall                            47,775  (4)(10)           (14)
Anthony Pantaleoni                            203,369  (4)(11)           3.3
Charles C. Stephenson, Jr.                    211,888  (12)              3.4

Executive Officers and all directors
  as a group (8 persons)                    1,890,282  (6)(13)          30.7


(1) All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.

(2) Mr. Asbjornson, the only owner of more than 5% of the Company's Common Stock, is also a director and Executive
     Officer.

(3)  Mr. Fergus is an Executive Officer of the Company.

(4) Includes 27,500 shares held under presently exercisable stock options.

(5) Includes 4,917 shares held by Mr. Asbjornson's IRA account and 1,133 shares under the Company's 401(k) plan.

(6) Includes 22,000 shares held under a presently exercisable stock option and 827 shares under the Company's 401(k) plan.

(7)  Includes 8,525 shares held by Mr. Bowen's IRA account and
     357 shares under the Company's 401(k) plan.

<PAGE 3>
(8) Includes 9,900 shares held for the account of Mr. Johnson under a broker-administered retirement plan.

(9) These shares are held under a presently exercisable stock option.

(10) Includes 20,275 shares held of record by Capital Advisors, Inc., of which Mr. Minshall is the President and majority shareholder.

(11) Includes a total of 40,136 shares held by two trusts for the benefit of children of Mr. Pantaleoni, of which his wife is the trustee.

(12) Includes 5,500 shares held under a presently exercisable stock option.

(13) Includes 148,500 shares held under presently exercisable stock options by all directors.

(14) Less than 1%.


PROPOSAL 1:  ELECTION OF DIRECTORS

     A Board of Directors of seven members is to be elected at the Annual Meeting. The Board of Directors will be divided into three classes, designated as Class I, Class II and Class III, with terms expiring on the dates of the 1998, 1999 and 2000 Annual Meetings of Stockholders, respectively, and in each case when their successors have been elected and qualified. The nominees for election as Directors have been assigned to the following classes: Class I, Joseph M. Klein and Richard E. Minshall; Class II, William A. Bowen and Anthony Pantaleoni; and Class III, Norman, H. Asbjornson, John B. Johnson, Jr., and Charles C. Stephenson, Jr.

     The nominees for election as directors at the Annual Meeting set forth in the table below are all incumbent directors. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any of the directors is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director should, before the Annual Meeting, become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors. The accompanying form of Proxy contains a discretionary grant of authority with respect to this matter. To the best of the Company's knowledge, all nominees will be available to serve.

     The following information is furnished with respect to each of the eight nominees for election at the Annual Meeting.

<PAGE 4>
                               Term                     Positions
                            Expiration       Director    with the
                               Date     Age    Since      Company
                            ----------  ---   ------   -------------

NOMINEES FOR ELECTION AS
CLASS I DIRECTORS

J. M. Klein                    1998     65     1996       Director

Richard E. Minshall            1998     58     1989       Director


NOMINEES FOR ELECTION AS
CLASS II DIRECTORS

William A. Bowen               1999     67     1989         Vice
                                                         President-
                                                           Finance
                                                        and Director

Anthony Pantaleoni             1999     57     1989       Director


NOMINEES FOR ELECTION AS
CLASS III DIRECTORS

Norman H. Asbjornson           2000     61     1989      President,
                                                       Treasurer and
                                                          Director

John B. Johnson, Jr.           2000     63     1989      Secretary
                                                        and Director
Charles C. Stephenson, Jr.     2000     60     1996       Director


EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES FOR DIRECTOR

     The following additional information is provided with respect to the executive officers, directors whose term of office will continue after the Annual Meeting and nominees for directors of the Company:

     Norman H. Asbjornson has been the President and Treasurer of: the Company since June 16, 1989; AAON-Oklahoma since
September 12, 1988; and CP/AAON since December 17, 1991.

     William A. Bowen has been engaged in financial consulting, in Tulsa, Oklahoma, for more than the past five years. He became
Vice President-Finance of the Company and AAON-Oklahoma on July
27, 1989, and of CP/AAON on December 17, 1991.

     Robert G. Fergus, age 56, has been Vice President of:  the
Company since June 16, 1989; AAON-Oklahoma since May 8, 1990; and
CP/AAON since December 17, 1991.

     John B. Johnson, Jr., has been engaged in the private practice of law in Tulsa, Oklahoma, since 1961, and is a member of the firm of Johnson, Allen, Jones & Dornblaser, which serves as General Counsel to the Company. Mr. Johnson has been the Secretary of: the Company since June 16, 1989; AAON-Oklahoma since September 12, 1988; and CP/AAON since December 17, 1991.

     Richard E. Minshall has been the President (chief executive officer) of Capital Advisors, Inc., of Tulsa, Oklahoma, since 1978. He is a director of Westwood Corporation and American Gilsonite Company, which companies have securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     Anthony Pantaleoni or his professional corporation has been a partner of Fulbright & Jaworski L.L.P. or predecessor firm in New York, New York, for more than the past five years. He is a director of Universal Health Services, Inc., Faircom, Inc., and Westwood Corporation, which companies have securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

<PAGE 5>
     J. M. Klein has been President of CCI Corporation in Tulsa,
Oklahoma, for more than the past five years.

     Charles C. Stephenson, Jr., has been Chairman of the Board of Directors of Vintage Petroleum, Inc., in Tulsa, Oklahoma, the stock of which is traded on the New York Stock Exchange, since
1987.

     The Board of Directors of the Company had four meetings during 1996 and all directors attended each of those meetings while they were in office (Messrs. Klein and Stephenson became directors subsequent to the first Board meeting last year), except for Mr. Klein, who was absent from one meeting.

     The Company has an Audit Committee consisting of Messrs. Minshall, Pantaleoni and Johnson. They had one meeting during the past year at which the committee members posed questions to representatives of Arthur Andersen LLP concerning the Company's audited financial statements. The Company does not have a nominating or compensation committee.


EXECUTIVE COMPENSATION

Report of Board of Directors

     The entire Board of Directors sets the compensation of both full-time (Norman H. Asbjornson and Robert G. Fergus) and the only part-time (William A. Bowen) executive officer/employees of the Company, except that Messrs. Asbjornson and Bowen abstain from voting on their compensation. There have been no "interlocks" or "insider participation" [as those terms are defined in Item 402(j) of S.E.C. Regulation S-K] in compensation decisions.

     Effective October 1, 1992, Mr. Asbjornson's salary was set (and remains) at an annual rate of $132,000 and the Board entered into a $1,000,000 "reverse split dollar" life insurance arrangement with him, pursuant to which the Company pays the portion of the premium attributable to the term insurance cost (determined by Internal Revenue Service "P.S. 58" rates), and is the beneficiary of the full face amount of the policy, and Mr. Asbjornson pays the amount of premium in excess of such insurance cost and is the owner-beneficiary of the cash value thereof. Performance factors considered in setting Mr. Asbjornson's current base compensation include having responsibility for establishing overall corporate philosophy and goals, organizing and staffing Company personnel, overseeing implementation of Board directives, financial budgets, marketing strategies, engineering projects and manufacturing methods. His compensation is measured both by progress toward long-term goals and current financial results.

     Mr. Fergus' annual rate of salary was increased from $100,000 to $103,500 effective December 1, 1996. The salary increase was predicated on Mr. Fergus' efforts in reducing direct labor by implementation of improved manufacturing methods, improvements in engineering and manufacturing management through management training and his overall job performance.

     Mr. Bowen's annual rate of salary was increased from $36,000 to $37,260 effective December 1, 1996.

     Additionally, Messrs. Asbjornson, Fergus and Bowen participate in the Company's "profit sharing" plan ($739 each in 1996, a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of the Oklahoma subsidiary). Messrs. Asbjornson and Bowen also received directors' fees in 1996.

<PAGE 6>
Board of Directors:  Norman H. Asbjornson, William A. Bowen,
                     John B. Johnson, Jr., J. M. Klein,
                     Richard E. Minshall, Anthony Pantaleoni and
                     Charles C. Stephenson, Jr.

     The following table sets forth information as to the compensation of the Executive Officers of the Company whose annual salary and bonus has exceeded $100,000.


                            SUMMARY COMPENSATION TABLE

                                                   Long Term Compensation
                                                   ----------------------
                     AnnualCompensation             Awards          Payouts
                 ------------------------   ----------------------  --------

                                         Other               Securities
Name and                                Annual    Restricted Underlying           All Other
principal                               Compen-     Stock     Options/     LTIP    Compen-
position    Year   Salary     Bonus     sation      Awards      SARs     Payouts    sation
--------------------------------------------------------------------------------------------
Norman H.   1996  $ 132,000     -0-    $  739(1)     N/A        N/A        N/A    $ 1,993(2)
Asbjornson
President
            1995  $ 132,000    -0-     $2,748(1)     N/A        N/A        N/A    $ 2,659(2)

            1994  $ 132,000    -0-     $3,896(1)     N/A        N/A        N/A    $ 2,640(2)

Robert G.   1996  $ 100,292    -0-     $  739(1)     N/A        N/A        N/A    $ 1,882(2)
Fergus
Vice
President
            1995  $  92,474    -0-     $2,748(1)     N/A        N/A        N/A    $ 1,948(2)

            1994  $  89,945  $12,000   $3,896(1)     N/A        N/A        N/A    $ 1,779(2)



(1) A per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of the Oklahoma
     subsidiary of the Company.    There are no perquisites or
     other benefits provided, the value of which exceeded 10% of the salary and bonus of either Mr. Asbjornson or Mr. Fergus.

(2)  Contribution to the Company's 401(k) plan.


     No stock options were granted to or exercised by any Executive Officer and no stock option was exercised by any director during 1996, nor were any options held by Executive Officers or directors "repriced" during that year. In accordance with the Company's 1992 Stock Option Plan, options for 27,500 shares of the Company's common stock were granted to each of Messrs. Klein and Stephenson, upon their appointment as new directors on February 12, 1996. These options become exercisable at the rate of 20%, cumulative, per year after February 12, 1997 (and until February 12, 2006), at $5.875 per share.

     The Company has no Long-Term Incentive Plan ("LTIP") or
"defined benefit" (pension) plan.

     The Company has no employment contracts with any of its officers, directors or employees, nor any compensatory plan or arrangement concerning any person's termination of employment or respecting any "change in control".

<PAGE 7>
Compensation of Directors

     The Company pays directors' fees of $1,500 per director
(plus reimbursement of expenses) for attendance at each Board meeting, scheduled to be held on a quarterly basis, but not limited to four meetings per year.

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
            AAON, INC., NASDAQ U.S., AND PEER GROUP*

                      (GRAPH APPEARS HERE)


--------------------------------FISCAL YEAR ENDING --------------

DESCRIPTION     1991     1992     1993     1994     1995    1996

AAON, INC.      $100   $175.00  $787.50 $1,287.50 $575.00 $487.50
PEER GROUP      $100   $114.61  $124.68   $132.94 $155.51 $203.63
NASDAQ MARKET   $100   $100.98  $121.13   $127.17 $164.96 $204.98
   INDEX



* The peer group consists of American Standard Companies, Fedders Corp., Inter-City Products Corporation, Mestek, Inc., Nortek, Inc., and York International Corp., all of which are in the business of manufacturing air conditioning and heat exchange equipment.

<PAGE 8>
ANTI-TAKEOVER PROVISIONS

     There have been a number of cases in which public companies have been subjected to hostile takeover attempts - offers not determined to be in the best interests of a targeted company by its Board of Directors - through purchases of control by means of tender offers or other purchases of outstanding shares. Such purchases which result in the acquisition of less than all of the targeted company's outstanding shares often have been followed by a non-negotiated merger or other form of complete unilateral acquisition of the remaining shares by the company. In some instances, a purchaser has used its controlling interest either to effect other transactions having an adverse impact on the company or to direct the company's business without purchasing the remaining minority interest.

     The Board believes that circumstances could exist where a hostile takeover attempt would be detrimental to the Company's stockholders and that, to fulfill its fiduciary duty, it needs adequate time to evaluate the matter. The suddenness and short time period inherent in hostile takeover attempts may not allow the Board adequate time to: (i) consider fully the proposal;
(ii) identify other viable alternatives; (iii) compare the proposal to the possible alternatives; and (iv) make a determination recommending acceptance or rejection of the proposal or expressing no opinion and remaining neutral. An informed decision with respect to a hostile takeover attempt requires careful assessment and consideration of often complex issues regarding the proposal's "fairness and adequacy", including but not limited to its tax implications for stockholders, all in comparison with other alternatives which are or may become available.

     The Board also believes that holders of shares not purchased pursuant to the initial takeover offer may be faced with substantial inequities either because they did not tender their shares in a timely manner or the offer did not allow all the Company's shares to be tendered.

     While the Board has no knowledge of any specific effort to accumulate the Company's Common Stock or to obtain control of the Company by other means, it believes that it is prudent to be prepared in advance and, for that reason, it has carefully considered what measures might be taken to protect against takeover attempts which the Board is unable to recommend as being in the best interests of the Company and its stockholders.

     The principal purpose of Proposal 2, as well as the Bylaw amendment approved by the Company's Board of Directors on March 6, 1997, to provide for a classified or staggered Board, is to attempt to influence persons who might wish to make a bona fide offer for the Company to negotiate in good faith with the Board and to ensure that any offer is fair to the Company and its stockholders, and to emphasize that the directors have a significant degree of authority with respect to the protection of the Company.

     Proposal 2, which requires the affirmative vote of two-thirds of the outstanding shares entitled to vote to approve certain transactions if not recommended by a majority of the Company's directors in office at the time the proposed transaction was first presented to the Board, is designed to make it more difficult for a person making a hostile takeover attempt to obtain shareholder approval of the transactions.

     The overall effect of the adoption of Proposal 2 and the new provision for a classified Board could be, under certain circumstances, to deter or discourage hostile takeover attempts by making it more difficult for a person who has gained a substantial equity interest in the Company to effectively exercise control. If Proposal 2 is approved, the opportunity for stockholders to dispose of their shares at the higher prices generally available in takeover attempts may be limited. In addition, these provisions may result in the then incumbent directors of the Company retaining their positions even though a person holding a majority of shares might desire a change and also may make the accomplishment of certain corporate transactions more difficult even if they are desired by a person holding a majority of the shares.

<PAGE 9>
     The Board has concluded unanimously that the potential benefits of these provisions outweigh the possible disadvantages.


PROPOSAL 2:  AMENDMENT TO ARTICLES OF INCORPORATION TO REQUIRE A
TWO-THIRDS VOTE TO APPROVE CERTAIN TRANSACTIONS

     The Company's Board of Directors has unanimously approved an amendment to the Company's Articles of Incorporation (the "Articles Amendment") and has voted to recommend that the stockholders approve the Articles Amendment. The proposed Articles Amendment would require the affirmative vote of holders of at least two-thirds of the outstanding shares of the Company entitled to vote for the approval of certain Fundamental Changes (defined below) in the Company if not recommended by a majority of the Company's directors in office at the time the proposed change was first presented to the Board.

     Adoption of the Articles Amendment may have significant effects on the ability of stockholders of the Company to benefit from certain transactions. Accordingly, stockholders are urged to read carefully the following sections of this Proxy Statement, which describe the Articles Amendment and its purpose and effects, and Exhibit A hereto which sets forth the full text of the proposed Articles Amendment, before voting on the proposed Articles Amendment to provide for a super-majority voting requirement for certain Fundamental Changes.

PURPOSE AND EFFECTS OF THE PROPOSED ARTICLES AMENDMENT

     The Board of Directors of the Company is asking stockholders to consider and adopt the proposed Articles Amendment in order to discourage certain types of transactions described below, which involve an actual or threatened change of control of the Company. The proposed Articles Amendment is designed to make it more difficult for a person who acquires a substantial portion of the Company's outstanding shares to effect a merger, sale of assets or similar transaction with the Company on terms not recommended by a majority of the Company's directors in office at the time the proposed transaction was first presented to the Board.

     As is the case with the recent Bylaw amendment to provide for a classified Board of Directors, the proposed Articles Amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms'-length negotiations with the Company's management and Board of Directors. The Articles Amendment, if it is adopted, could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the Articles Amendment is designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the Articles Amendment could tend to reduce the temporary fluctuations in the market price of the Company's stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

     The proposed Articles Amendment is permitted under Nevada law and is consistent with the rules of the National Association of Securities Dealers, Inc. As is the case with the recent Bylaw amendment, the Articles Amendment is not the result of any specific efforts, of which the Company is aware, to accumulate the Company's securities or obtain control of the Company.

<PAGE 10>
DESCRIPTION OF THE PROPOSED ARTICLES AMENDMENT

     The full text of the proposed Articles Amendment is contained in Exhibit A attached to this Proxy Statement. The following description of the Articles Amendment is qualified in its entirety by reference to Exhibit A.

     Nevada law currently requires the affirmative vote of a majority of the shares of the Company entitled to vote to approve certain transactions involving fundamental changes of the Company, including mergers, consolidations, sale by the Company of all or substantially all of its assets or dissolution of the Company (each, a "Fundamental Change"). The proposed Articles Amendment provides that such transactions must be approved by the holders of at least two-thirds of the shares of the Company entitled to vote, if the transaction was not recommended by a majority of the Company's directors in office at the time the proposed transaction was first presented to the Board. The super-majority vote requirement will have the effect of making it more difficult for the Company to engage in a Fundamental Change.

     The proposed Articles Amendment also provides that amendment or repeal of the requirement for two-thirds affirmative vote may only be amended or repealed by the affirmative vote of holders of two-thirds of the Company's outstanding shares entitled to vote, unless similarly recommended by the Board of Directors. Without this provision, such an amendment or repeal would require the affirmative vote of holders of only a majority of the shares of the Company entitled to vote.


PROPOSAL 3:  AMENDMENTS OF THE COMPANY'S 1992 STOCK OPTION PLAN
TO INCREASE THE NUMBER OF SHARES COVERED BY THE PLAN FROM 605,000
TO 1,000,0000

     In 1992, the Company adopted a Stock Option Plan (the "Plan") for certain of its directors, officers and employees.
The purpose of the Plan is to enable the Company and its stockholders to secure the benefits of common stock ownership, or increased ownership, by key personnel of the Company and its subsidiaries. The Board believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

      As originally adopted, the Plan allowed the Company to issue and sell a total of 1,100,000 shares of its $.001 par value common stock. In September, 1993, the Company declared a 1-for-4 reverse stock split, thereby resulting in 275,000 shares of the Company's $.004 par value common stock (the "Common Stock") being covered by the Plan. In May, 1994, the Plan was amended to increase to 550,000 the number of shares authorized under the Plan. In March, 1995, the Company declared a 10% stock dividend, thereby resulting in the current 605,000 shares of Common Stock being subject to the Plan. As of March 5, 1997, options had been granted to 29 persons, eight of whom are directors and/or officers and 21 of whom are employees only, for a total of 472,875 total shares, leaving 132,125 shares for options to be granted in the future.

     On March 6, 1997, the Company's Board of Directors approved further amendments to the Plan, which amendments (i) increase the number of shares of Common Stock subject to the Plan from 605,000 to 1,000,000; and (ii) make the Plan consistent with recently adopted amendments to Rule 16b-3 issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, resulting in the deletion of any references in the Plan to distinctions between options previously granted exclusively to directors (the so-called "Plan A Options") and all other options (the so-called "Plan B Options"), and granted additional options effective March 11, 1997 (subject to approval of the Plan amendments), for 27,500 shares each to Messrs. Asbjornson, Bowen, Johnson, Minshall and Pantaleoni, whose previously granted options for a like number of shares became fully vested on that date.

<PAGE 11>
     A summary of the provisions of the Plan is set forth below. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the matter and represented in person or by proxy at the annual meeting is required for approval of the proposed amendment of the Plan. The Board of Directors recommends that stockholders vote FOR approval of the proposed Plan amendment.

1.     Shares Subject to the Plan.

     If the proposed amendment is approved by the stockholders, the Company may issue and sell a total of 1,000,000 shares of its Common Stock (including the 610,375 shares covered by outstanding options) pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired.

2.     Grant of Options.

     Options may be granted under the Plan to present or future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and to directors, including non-employee directors of the Company. Subject to the provisions of the Plan, the Committee (defined below) shall from time to time select the key personnel of the Company and its Subsidiaries to whom options under the Plan will be granted, and shall fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of
Section 422 of the Code (an "Incentive Stock Option").

3.     Administration.

     The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. The Committee members appointed effective March 6, 1997, are Richard E. Minshall, Anthony Pantaleoni and John B. Johnson, Jr., none of whom is an employee of the Company.

     Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

<PAGE 12>
    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including reasonable counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or failure to act in connection with the Plan, unless arising out of such person's own fraud or bad faith.

     The Committee may seek and rely on the advice of accountants, legal counsel and other professionals as it deems necessary or advisable for the operation and administration of the Plan. The fees of any such professionals shall be borne by the Company.

     Notwithstanding the authority delegated above to the Committee, any action which may be taken by the Committee with respect to the administration of the Plan, including the granting of any option thereunder, may also be taken by the Board of Directors, and each reference to actions taken or authority exercised by the Committee hereunder shall be deemed to include actions which may be taken or authority which may be exercised by the Board.

4.     Terms and Conditions of Options.

     Each option granted under the Plan shall be evidenced by a written agreement in a form approved by the Committee. Each such option shall be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan (and, in the case of an Incentive Stock Option, not inconsistent with the provisions of the Code applicable thereto) as the Committee deems appropriate.

    a.   Option Price.   In the case of an option which is not
         treated as an Incentive Stock Option, the purchase price per share shall not be less than 85% of the fair market value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the purchase price per share shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted [110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")]. For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or, if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

    b.   Option Period.   The period during which an option may
         be exercised shall be fixed by the Committee and shall not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

<PAGE 13>
    c.   Exercise of Options.   No option shall be exercisable
         unless the person to whom the option was granted remains in the continuous employ or service of the Company or a Subsidiary for at least one year from the date the option is granted. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or a Subsidiary following the date of grant:

                    Full            Incremental      Cumulative
            Years of Continuous    Percentage of    Percentage of
                Employment             Option          Option
                  Service           Exercisable      Exercisable
          ----------------------   --------------  ---------------

                Less than 1              0%               0%
                     1                  20%              20%
                     2                  20%              40%
                     3                  20%              60%
                     4                  20%              80%
                 5 or more              20%             100%

         All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Committee, no partial exercise of an option shall be for less than 100 shares. An option may be exercised by transmitting to the Company: (1) a written notice specifying the number of shares to be purchased; and (2) payment in full of the purchase price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Committee are made with respect to the satisfaction of such withholding obligations).

    d.   Payment of Option Price.   The purchase price of
         shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan shall be payable in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

    e.   Rights as a Stockholder.   No shares of Common Stock
         shall be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). Upon receipt of full payment, the Company shall notify its Transfer Agent and the Transfer Agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the holder of the option as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the holder as soon as practicable after payment of the option price in full. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

<PAGE 14>
    f.   Transferability of Options.   No option granted under
         the Plan shall be assignable or transferable except by will and/or by the laws of descent and distribution; and each such option shall be exercisable during the optionee's lifetime only by him or her.

    g.   Termination of Employment or Other Service.   If an
         optionee ceases to be employed by or to perform services for the Company or any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan shall terminate on the date three months after the date of such termination of service (or, if earlier, the date specified in the option agreement). If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan shall terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" shall mean the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

    h.   Incentive Stock Options.   In the case of an Incentive
         Stock Option granted under the Plan, at the time the option is granted, the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

    i.   Changes in Capital Stock.   In the event of a stock
         dividend or in the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then appropriate adjustments will be made to the number, nature and/or purchase price of the shares which may be issued under the Plan or purchased under an outstanding option. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, the Plan shall terminate and all options theretofore granted hereunder shall terminate, unless provision is made for the assumption of such options or the substitution for such options with options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. If the unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, within a reasonable period of time prior to the consummation of the transaction causing such termination, to exercise (or, in the sole discretion of the Board, to receive other consideration for) the unexercised portions of their options, including, if the Board so determines, the portions thereof which would, but for this paragraph, not yet be exercisable.

<PAGE 15>
    j.   Other Provisions.   The Board may impose such other
         conditions with respect to the exercise of options, including, without limitation, any condition relating to the application of federal or state securities laws, as it may deem necessary or advisable.

    k.   Legend on Certificates.   The certificates
         representing shares acquired upon exercise of options shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the federal or any state securities laws.

5.   Amendment and Termination of the Plan.

     The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

6.   No Rights Conferred.

     Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

7.   Governing Law.

     The Plan and each option agreement shall be governed by the laws of the State of Nevada.

8.   Term of the Plan.

     The Plan shall be effective as of March 11, 1992, the date on which it was originally adopted by the Board. The Plan will terminate on March 11, 2002, unless sooner terminated by the Board. The rights of optionees under the options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option as then in effect or thereafter amended.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 4 furnished to the Company during its most recent fiscal year, the Company knows of no director, officer or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except for a 2,000 share sale by Richard E. Minshall in June, 1996, which was reported on a Form 4 mailed for filing on August 8, 1996.

<PAGE 16>
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     Arthur Andersen LLP has been selected as the principal accountant of the Company for the current year. Representatives of Arthur Andersen LLP are expected to be present at the 1997 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1998
Annual Meeting must be received at the Company's executive offices, 2425 South Yukon, Tulsa, Oklahoma 74107, no later than
December 19, 1997, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.


OTHER MATTERS

     Management knows of no business which will be presented at the 1997 Annual Meeting other than to elect directors for the ensuing year and to vote on the proposed amendment of the Company's Articles of Incorporation and amendments of the Stock Option Plan.

     The cost of preparing, assembling and mailing all proxy solicitation materials will be paid by the Company. It is contemplated that the solicitation will be conducted only by use of the mails. The Company will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of Common Stock of the Company registered in the names of such brokers.

                              By Order of the Board of Directors

                              /s/ Norman H. Asbjornson
                              ---------------------------
                              Norman H. Asbjornson
                              President


April 16, 1997

<PAGE 17>
                            EXHIBIT A


    PROPOSAL 2 - Proposed addition of a new Article XIII to the Company's Articles of Incorporation to require the affirmative vote of not less than two-thirds of the shares entitled to vote to approve certain fundamental changes of the Company, to read as follows:

                          ARTICLE XIII

          SUPER MAJORITY STOCKHOLDERS' VOTE REQUIREMENT

              The affirmative vote of not less than
         two-thirds (2/3's) of the shares entitled to vote shall be required to approve any proposal: (a) to merge or consolidate the Corporation with or into any other corporation, partnership or entity; (b) to sell, exchange, transfer or otherwise dispose of all or substantially all of the Corporation's property and assets; (c) to dissolve or liquidate the Corporation; or (d) to amend, alter or delete from the Articles of Incorporation this Article XIII, unless:
         (1) the proposal for an action specified in
         (a) - (d) above was recommended by a majority vote of the directors of the Corporation in office at the time the proposal was first presented to the Board; or (2) the business combination specified in (a) or (b) above is solely between the Corporation and another corporation, partnership or entity, a majority of the voting stock or other equity interests of which is owned by the Corporation; provided that each stockholder of the Corporation receives the same type of consideration in such transaction in proportion to such stockholder's ownership.

<PAGE 18>

AAON, Inc.
2425 South Yukon Ave.
Tulsa, Oklahoma 74107

                               "Preliminary Copy"
                                      PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned stockholder of AAON, Inc., a Nevada
          corporation, hereby constitutes and appoints William A.
          Bowen and John B. Johnson, Jr., and each of them, with full power of substitution, as attorneys and proxies to appear
          and vote all shares of stock of the Company standing in the name of the undersigned, at the Annual Meeting of
          Stockholders of the Company to be held at 2425 South Yukon
          Avenue., Tulsa, Oklahoma, on Thursday, May 29, 1997, at
          10:00 a.m. (Local Time), and at any adjournment thereof,
          with all powers that the undersigned would possess if
          personally present, hereby revoking all previous proxies.
1.   ELECTION OF
     DIRECTORS: FOR all nominees listed below         WITHHOLD AUTHORITY
                (except as shown to the               to vote for all nominees
                 contrary below) ________             listed below _______

          Norman H. Asbjornson, William A. Bowen, John B. Johnson,
          Jr., Joseph M. Klein, Richard E. Minshall, Anthony
          Pantaleoni, Charles C. Stephenson, Jr.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2. PROPOSAL TO AMEND ARTICLES OF
   INCORPORATION TO REQUIRE A                 _____FOR   _____AGAINST  _____ABSTAIN
   TWO-THIRDS STOCKHOLDER VOTE
   TO APPROVE CERTAIN TRANSACTIONS:

3. PROPOSAL TO AMEND THE COMPANY'S
   1992 STOCK OPTION PLAN TO INCREASE         _____FOR   _____AGAINST  _____ABSTAIN
   THE NUMBER OF SHARES COVERED BY
   THE PLAN FROM 605,000 TO 1,000,000:

4. In their discretion, upon any other matters as may properly come before the meeting.

                                     (over)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted
FOR all nominees for director, FOR approval of the amendment of the Company's
Articles of Incorporation and FOR approval of the amendments of the Company's
Stock Option Plan.

     The undersigned hereby acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, both dated April 16th, 1997.

Dated: _____________________________, 1997    _______________________________________

                                              _______________________________________


                                             (Please sign exactly as your name
                                             appears at left.  When shares are
                                             held in the names of two or more
                                             persons, all should sign
                                             individually.  Executors,
                                             administrators, trustees, etc.,
                                             should so indicate when signing.
                                             When shares are held in the name of
                                             a corporation, the name of the
                                             corporation should be written first
                                             and then an authorized officer
                                             should sign on behalf of the
                                             corporation, showing the office
                                             held.)

                                             PLEASE COMPLETE, SIGN, DATE AND
                                             RETURN THIS PROXY CARD PROMPTLY,
                                             USING THE ENCLOSED ENVELOPE.


                                     (over)